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                                                                    Exhibit 99.6


                             EMERALD FINANCIAL CORP.
                                14092 PEARL ROAD
                            STRONGSVILLE, OHIO 44136
                                 (440) 238-7311

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JULY 8, 1999


        Notice is hereby given that the Special Meeting of Shareholders of Emerald Financial Corp. will be held following the Annual Shareholders' Meeting at Quality Catering Center, 9200 Pearl Road, Strongsville, Ohio 44136 on Thursday, July 8, 1999 at 11:30 a.m., Eastern Daylight Savings Time. A Prospectus/Proxy Statement is enclosed. The purpose of the meeting is to consider and vote upon:

        1. approval of the acquisition by Fifth Third Bancorp of a controlling interest in Emerald Financial Corp. pursuant to and in accordance with Ohio Revised Code Section 1701.831;

        2. such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

        The Board of Directors is not aware of any other business to come before the Special Meeting. Any action may be taken on the foregoing proposals at the meeting on the date specified above, or on any date or dates to which the meeting may be adjourned or postponed. Shareholders at the close of business on May 14, 1999 are entitled to receive notice of and to vote at the Special Meeting.

        You are requested to complete and sign the enclosed White proxy card, which is solicited by the Board of Directors, and to return the White proxy card promptly in the postage-paid return envelope provided. Please sign your name on the proxy exactly as indicated thereon.



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        EMERALD'S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF
THE ACQUISITION BY FIFTH THIRD OF A CONTROLLING INTEREST IN EMERALD UNDER OHIO REVISED CODE SECTION 1701.831. PLEASE DO NOT SEND YOUR EMERALD STOCK CERTIFICATES AT THIS TIME.

                                        By Order of the Board of Directors



                                        Paula M. Dewey
                                        Secretary

Strongsville, Ohio
May 24, 1999


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IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE EMERALD THE EXPENSE OF FURTHER
REQUESTS FOR PROXIES. A SELF-ADDRESSED, PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

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